UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported)	May 18, 2006

THE CHILDREN'S PLACE RETAIL STORES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-23071	31-1241495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

915 Secaucus Road, Secaucus, New Jersey	07094
(Address of principal executive offices)	(Zip Code)

Registrant's Telephone Number, including area code:	(201) 558-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On May 18, 2006, The Children’s Place Retail Stores, Inc. (the “Company”) issued a press release announcing certain financial information for the first quarter ended April 29, 2006. A copy of the Company’s press release is included as Exhibit 99.1 hereto.

On May 18, 2006, the Company held a conference call, which was referred to in the press release, to discuss such financial information. A transcript of this conference call is included as Exhibit 99.2 hereto.

Use of Non-GAAP Financial Information

To supplement the Company’s consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) and included in the press release attached hereto as exhibit 99.1, the Company uses a non-GAAP financial measure which excludes equity compensation and stock option expense in calculating its diluted earnings per share results for 2006.

The Company’s management reviews this non-GAAP financial measure internally to evaluate the Company’s performance. Additionally, the Company believes that such information also provides investors a better understanding of the Company’s current operating results and provides measures to help investors understand the Company’s first quarter operating results this year as compared to last year.

A detailed reconciliation of this non-GAAP financial measure to the comparable GAAP financial measure is set forth in the table attached hereto as exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

           (a)     Financial Statements of Business Acquired: Not applicable

           (b)     Pro Forma Financial Information: Not applicable

           (c)     Exhibits:

                      99.1     Press Release dated May 18, 2006.
                      99.2     Transcript of conference call held May 18, 2006.
                      99.3     Earnings per share reconciliation table.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHILDREN'S PLACE RETAIL STORES, INC.

Date: May 19, 2006	By:	/s/ Susan Riley
Name: Susan Riley
Title: Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Current Report on Form 8-K
dated May 18, 2006
The Children's Place Retail Stores, Inc.

99.1     Press Release dated May 18, 2006.
99.2     Transcript of conference call held May 18, 2006.
99.3     Earnings per share reconciliation table.